Exhibit 10.11

DRAFTKINGS INC.

[PERFORMANCE] RESTRICTED STOCK UNIT GRANT NOTICE
(2020 INCENTIVE AWARD PLAN)

DraftKings Inc., a Nevada corporation (the “Company”), pursuant to its 2020 Incentive Award Plan, as may be amended from time to time (the “Plan”), hereby grants to Participant the number of restricted stock units (“RSUs”) set forth below, each of which represents the right to receive one Common Share1 without any payment for such shares. This award is subject to all of the terms and conditions as set forth in this notice, in the corresponding Restricted Stock Unit Agreement and the Plan, which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Unit Agreement will have the same definitions as in the Plan or the Restricted Stock Unit Agreement. If there is any conflict between the terms in this notice, Exhibit A to this notice, the corresponding Restricted Stock Unit Agreement and the Plan, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: Exhibit A, this notice, the corresponding Restricted Stock Unit Agreement then the Plan.

Participant	###PARTICIPANT_NAME###
Date of Grant:	###GRANT_DATE###
Vesting Commencement Date:	###ALTERNATIVE_VEST_BASE_DATE###
Number of RSUs:	###TOTAL_AWARDS###
[Expiration Date]	[###EXPIRY_DATE###]

Type of Grant:	[Performance] Restricted Stock Units

Vesting Schedule:	This award shall vest pursuant to the schedule set forth in Exhibit A, which is attached hereto and incorporated herein in its entirety.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this [Performance] Restricted Stock Unit Grant Notice, the corresponding Restricted Stock Unit Agreement and the Plan. Participant acknowledges and agrees that this [Performance] Restricted Stock Unit Grant Notice and the corresponding Restricted Stock Unit Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this [Performance] Restricted Stock Unit Grant Notice, the corresponding Restricted Stock Unit Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this RSU award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of the following agreements only.

1 References to “Common Share” to be replaced with “shares of Class B Common Stock” if applicable.

Other Agreements:

By accepting these RSUs, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

DraftKings Inc.		participant:

By:	/s/ Jason Robins
	Jason Robins	Signature

Title:	Chief Executive Officer

Attachments: Restricted Stock Unit Agreement, 2020 Incentive Award Plan

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EXHIBIT A

VESTING SCHEDULE

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ATTACHMENT I

RESTRICTED STOCK UNIT AGREEMENT

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DRAFTKINGS INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to your [Performance] Restricted Stock Unit Grant Notice (“Grant Notice”) and this Restricted Stock Unit Agreement (this “Agreement”), DraftKings Inc., a Nevada corporation (the “Company”) has granted you the number of RSUs under its 2020 Incentive Award Plan (the “Plan”) indicated in your Grant Notice, each of which represents the right to receive one Common Share. The RSUs are granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, Exhibit A to the Grant Notice, this Restricted Stock Unit Agreement and the Plan, then such conflict shall be resolved by giving such documents precedence in the following order: Exhibit A, the Grant Notice, this Restricted Stock Unit Agreement then the Plan. Capitalized terms not explicitly defined in this Restricted Stock Unit Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of the RSUs, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.                   Vesting; No Shareholder Rights. The RSUs will vest as provided in your Grant Notice. Vesting will cease upon the termination of your service with the Company except as may be provided otherwise in the Vesting Schedule in Exhibit A to your Grant Notice or in an employment or other agreement between you and the Company. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to any RSUs unless and until they have vested and the Company has issued and delivered Common Shares to you and your name shall have been entered as a stockholder of record on the books of the Company.

2.                   Number of RSUs. The number of RSUs are set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 12 of the Plan.

3.                   Settlement. Subject to Section 8, each RSU will be settled by delivery to you of one Common Share [###SETTLEMENT DATE###]. The Company may, in its sole discretion, deliver cash in lieu of all or any portion of the Common Shares otherwise deliverable in respect of the RSUs in an amount equal to such number of Common Shares multiplied by the Fair Market Value of a Common Share on the date when such shares would otherwise have been issued, as determined by the Committee.

4.                   Securities Law Compliance. In no event shall the Company deliver Common Shares upon vesting of the RSUs unless such shares are then registered under the Securities Act or, if not registered, the Company has determined that the issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of Common Shares is also subject to compliance with all other applicable laws and regulations.

5.                   Other Terms.

(a)                In considering the acceptance of this award of RSUs, you understand, acknowledge, agree and hereby stipulate that you should use the same independent investment judgment that you would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares. No representations are made by the Company.

(b)               Notwithstanding anything to the contrary in this Agreement, the Common Shares issued under this Agreement, any other restricted stock unit agreement or any stock option agreement, and all amounts that may be received by you in connection with any disposition of any such Common Shares shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law

6.                   TRANSFERABILITY. Except as otherwise provided in this Section 6 or in the Plan, the RSUs are not assignable or transferable, except by will or by the laws of descent and distribution. Without limiting the generality of the foregoing, the RSUs may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of the RSUs or any attempt to make any such levy of execution, attachment or other process will cause the RSUs to terminate immediately, unless the Chief Legal Officer of the Company, in his sole discretion, specifically waives applicability of this provision.

(a)               Certain Trusts. Upon receiving written permission from the Chief Legal Officer of the Company, you may transfer the RSUs to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the RSUs are held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)              Domestic Relations Orders. Upon receiving written permission from the Chief Legal Officer of the Company, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer the RSUs pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of these RSUs with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement.

(c)               Beneficiary Designation. Upon receiving written permission from the Chief Legal Officer of the Company, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to administer its equity program, designate a third party who, on your death, will thereafter be entitled to receive the Common Shares or other consideration in settlement of the vested RSUs. In the absence of such a designation, your executor or administrator of your estate will be entitled to receive, on behalf of your estate, the Common Shares or other consideration in settlement of the vested RSUs.

7.                   RSUs not a Service Contract. The RSUs are not an employment or service contract, and nothing in the RSUs will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in the RSUs will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an Affiliate.

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8.                   Withholding Obligations.

(a)                At the time the RSUs vest, in whole or in part, and at any time thereafter as requested by the Company, you hereby agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the vesting and settlement of the RSUs.

(b)               In the event that you fail to make the adequate provisions contemplated by Section 8(a) above, then, subject to compliance with any applicable legal conditions or restrictions, the Company shall have the option in its sole discretion (but not the obligation) to withhold from fully vested Common Shares otherwise issuable to you upon the settlement of the RSUs a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of vesting or settlement as applicable, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the RSUs as a liability for financial accounting purposes).

(c)                The Company assumes no responsibility for individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Neither the Company nor any affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or settlement of the RSUs. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of the RSUs, the subsequent issuance, if any, of Common Shares on settlement of the RSUs, and subsequent disposition of any such Common Shares. You acknowledge that the Company may be required to withhold federal, state and/or local taxes in connection with the vesting and/or settlement of the RSUs. No RSUs will vest or be settled unless and until you have made the adequate provisions contemplated by Section 8(a) or the Company has exercised its option to withhold the necessary amount of Common Shares pursuant to Section 8(b) above. The Company will have no obligation to issue a certificate for Common Shares in respect of the RSUs unless the obligations set forth in this Section 8 are satisfied.

9.                   Section 409A; Tax Consequences. It is the Company’s intent that payments under this Restricted Stock Unit Agreement and Grant Notice shall be [exempt from] Section 409A of the Internal Revenue Code (“Section 409A”) to the extent applicable, and that this Restricted Stock Unit Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Restricted Stock Unit Agreement, Grant Notice or any employment agreement you have entered into with the Company, to the extent that any payment or benefit under this Restricted Stock Unit Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to you by reason of termination of your employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or your earlier death). Each payment under this Restricted Stock Unit Agreement shall be treated as a separate payment under Section 409A. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the RSUs or your other compensation.

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10.               Notices. Any notices provided for in the Restricted Stock Unit Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and these RSUs by electronic means or to request your consent to participate in the Plan by electronic means. By accepting these RSUs, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

11.               Agreement Summaries. In the event that the Company provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Agreement (including, without limitation, the RSUs and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by Exhibit A, the Grant Notice, this Restricted Stock Unit Agreement and the Plan and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

12.               Acknowledgements. You understand, acknowledge, agree and hereby stipulate that: (1) you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (2) the RSUs are intended to be consideration in exchange for the promises and covenants set forth in this Agreement; (3) you have carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement; (4) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and you fully understand them; (5) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this award of RSUs and (6) the obligations and restrictions set forth in this Agreement are fair and reasonable.

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ATTACHMENT II

2020 Incentive Award Plan

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